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                                                                    Exhibit 3.1
                             AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                      OF
                                  ZEFER CORP.

     ZEFER Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify as follows:

     1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Delaware Secretary") on March 10, 1999 under the name ZC Acquisition Corp. The Corporation's original Certificate of Incorporation was amended and restated as follows: (i) by a Certificate of Restated Certificate of Incorporation before Payment of Capital filed with the Delaware Secretary on March 23, 1999; (ii) by a Certificate of Amendment to Restated Certificate of Incorporation filed with the Delaware Secretary on April 29, 1999; (iii) by a Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary on May 5, 1999; (iv) by a Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary on June 15, 1999; (v) by a Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary on December 1, 1999 and (vi) by a Certificate of Merger filed with the Delaware Secretary on December 30, 1999.

     2. By a unanimous written action of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 141(f), 242 and 245 of the General Corporation Law of Delaware, setting forth an Amended and Restated Certificate of Incorporation of the Corporation and declaring said Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of Delaware. The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:

RESOLVED:  That the Certificate of Incorporation of the Corporation, as amended to date, be and hereby is amended and restated in its entirety so that the same shall read as follows:

     FIRST.   The name of the Corporation is:

              ZEFER Corp.

     SECOND. The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.   The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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     FOURTH.  The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 100,296,632 shares, consisting of
(i) 100,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 296,632 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.  COMMON STOCK.

     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any class or series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any class or series.

     2. Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder. There shall be no cumulative voting.

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors, and the holders of the Common Stock shall be entitled to receive such dividends pro rata at the same rate per share.

     4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

     5. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

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     6.  Replacement.  Upon receipt of evidence reasonably satisfactory to the
Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     7. Notices. All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     8. Amendment and Waiver. No amendment or waiver of any provision of this Part A shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class.

B.  PREFERRED STOCK.

     The Corporation hereby creates and designates the following two classes of Preferred Stock: (i) 96,632 shares of the Preferred Stock shall be designated as the "Class A Preferred Stock" ("Class A Preferred"); and (ii) 200,000 shares of the Preferred Stock shall be designated as the "Class B Convertible Preferred Stock" ("Class B Preferred").

     1.  Dividends.

          (a) General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Class A Preferred as provided in this Section 1. Dividends on each share of the Class A Preferred (a "Class A Share") shall accrue on a daily basis at the rate of 8% per annum of the sum of the applicable Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Class A Share to and including the first to occur of (i) the date on which the applicable Liquidation Value of such Class A Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Class A Share by the Corporation or (ii) the date on which such Class A Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Class A Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Class A Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class A Share. Notwithstanding anything in this Section 1(a) to the contrary, dividends shall

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accrue and not be paid in cash (and shall accumulate as provided in Section
1(b)) until the first to occur of a Public Offering, a Change in Ownership or a Fundamental Change, or achievement of earnings by the Corporation reasonably sufficient (as determined by the Board) to cover payment of such dividends.

          (b) Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 1999 (the "Dividend Reference Dates"), all dividends which have accrued on each Class A Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Class A Share until paid to the holder thereof.

          (c) Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Class A Shares held by each such holder.

          (d) Dividends on Equity Other than Class A Preferred. The Corporation shall not declare or pay any cash dividends on shares of Common Stock or Class B Preferred until the holders of Class A Preferred then outstanding shall have first received the total amount of dividends then accrued with respect to the Class A Preferred (the "Class A Dividend"). So long as any shares of Class B Preferred are outstanding, (i) no cash dividend shall be paid or declared, and no cash distribution shall be made, on any Common Stock or other capital stock of the Corporation ranking with regard to dividend rights or liquidation rights junior to the Class B Preferred, and (ii) no shares of Common Stock or other capital stock of the Corporation ranking with regard to dividend rights or liquidation rights junior to the Class B Preferred shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided that the Corporation may repurchase shares of Common Stock from current or former employees of the Company or its subsidiaries in accordance with the provisions of any agreement approved by the Board.

     2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any other capital stock or equity securities of the Corporation, an amount in cash equal to the aggregate Liquidation Value of all shares of Preferred Stock (a "Preferred Share") held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Preferred Stock, but only to the extent of funds

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of the Corporation legally available for the payment of dividends. No less than
30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Common Stock and Preferred Stock in connection with such liquidation, dissolution or winding up.

     3. Priority of Preferred Stock on Dividends and Redemptions. So long as any Preferred Stock remains outstanding, without the satisfaction of the conditions set forth in Section B.1(d) of this Paragraph FOURTH and the prior written consent of the holders of Preferred Stock representing a majority of the aggregate Liquidation Value of the outstanding shares of Preferred Stock, voting as a single class, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Common Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any such securities; provided that the Corporation may repurchase shares of Common Stock from current or former employees of the Company or its Subsidiaries in accordance with the provisions of an agreement approved by the Board..

     4. Optional Conversion of the Class B Preferred. The holders of the Class B Preferred shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Class B Preferred shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $10.00 by the Class B Conversion Price (as defined below) in effect at the time of conversion. The "Class B Conversion Price" shall initially be $10.00. Such initial Class B Conversion Price, and the rate at which shares of Class B Preferred may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a notice of redemption of any shares of Class B Preferred pursuant to Section 6(j) hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Class B Preferred.

          (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Class B Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Class B Conversion Price.

          (c)  Mechanics of Conversion.

               (i) In order for a holder of Class B Preferred to convert shares of Class B Preferred into shares of Common Stock, such holder shall surrender the certificate or

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certificates for such shares of Class B Preferred, at the office of the transfer agent for the Class B Preferred (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Class B Preferred represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Class B Preferred, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

               (ii) The Corporation shall at all times when the Class B Preferred shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class B Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Preferred. Before taking any action which would cause an adjustment reducing the Class B Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Class B Preferred, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Class B Conversion Price.

               (iii) Upon any such conversion, no adjustment to the Class B Conversion Price shall be made for any declared but unpaid dividends on the Class B Preferred surrendered for conversion or on the Common Stock delivered upon conversion.

               (iv) All shares of Class B Preferred which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Class B Preferred so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Class B Preferred accordingly.

               (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Class B Preferred pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in

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the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Class B Preferred so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (d)  Adjustments to Class B Conversion Price for Diluting Issues:

               (i) Special Definitions. For purposes of this Section 4, the following definitions shall apply:

                    (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                    (B) "Class B Original Issue Date" shall mean the date on which a share of Class B Preferred was first issued.

                    (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options and shares of Class A Preferred.

                    (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Class B Original Issue Date, other than:

                         I. shares of Common Stock issued or issuable upon
conversion or exchange of any Convertible Securities or exercise of any Options
(i) outstanding on the Class B Original Issue Date or (ii) issued to GTCR Golder Rauner, L.L.C. or any of its affiliates after the Class B Original Issue Date pursuant to arrangements existing as of the Class B Original Issue Date or contemplated by such arrangements;

                         II. shares of Common Stock issued or issuable as a
dividend or distribution on Class B Preferred;

                         III. shares of Common Stock issued or issuable by
reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below;

                         IV. shares of Common Stock (or Options with respect
thereto) issued or issuable to employees or directors of, or consultants or advisors to, the Corporation pursuant to a plan or arrangement approved by the Board of Directors of the Corporation;

                         V. shares of Common Stock (or Options with respect
thereto) issued or issuable in connection with debt financings or lease arrangements approved by the Board of Directors of the Corporation; or

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                         VI. shares of Class A Preferred or any shares issued or
issuable in exchange therefor pursuant to arrangements with officers of the Corporation or arrangements existing as of the Class B Original Issue Date or contemplated by such existing arrangements.

               (ii) No Adjustment of Class B Conversion Price. No adjustment in the Class B Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Class B Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Class B Preferred agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

               (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Class B Original Issue Date shall issue any Options (excluding Options covered by Subsections 4(d)(i)(D)(I) or 4(d)(i)(D)(IV) above) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Class B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (A) No further adjustment in the Class B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, then upon the exercise, conversion or exchange thereof, the Class B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

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                    (C) Upon the expiration or termination of any such
unexercised Option or unconverted Convertible Security, the Class B Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Class B Conversion Price;

                    (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Class B Conversion Price then in effect shall forthwith be readjusted to such Class B Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change; and

                    (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Class B Conversion Price to an amount which exceeds the Class B Conversion Price on the original adjustment date, except in the case of such a readjustment due to a stock split, combination or similar transaction of the Class B Preferred.

     In the event the Corporation, after the Class B Original Issue Date, amends the terms of any such Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Class B Original Issue Date or were issued after the Class B Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Class B Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

               (iv) Adjustment of Class B Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Class B Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Class B Conversion Price in effect immediately prior to such issue, then and in such event, such Class B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Class B Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Class B Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation. Notwithstanding the foregoing, if at any time on or

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prior to November 26, 2000 the Corporation issues any class or series of preferred stock in a transaction other than a public offering to one or more persons at a price which reflects a price per share of preferred stock (on an as-converted basis) of less than $9.00 (the "Common Stock Equivalent Price"), then, in each such event, the Class B Conversion Price shall be reduced, concurrently with such issue or issues, to the lowest per share Common Stock Equivalent Price received by the Corporation for the issue of any such class or series of preferred stock (determined pursuant to Subsection 4(d)(v) of this Part B); provided, however, that the Class B Conversion Price shall not be so reduced for the issuance and sale by the Corporation of preferred stock pursuant to arrangements existing as of the Class B Original Issue Date (or contemplated by such arrangements) to GTCR Golder Rauner, L.L.C., its affiliates or the holders of Class A Preferred as of the Class B Original
Issue Date or any affiliates of such holders.

               (v) Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock (including Preferred Equity Shares) shall be computed as follows:

                    (A)  Cash and Property:  Such consideration shall:

                         I. insofar as it consists of cash, be computed at the
aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                         II. insofar as it consists of property other than cash,
be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         III. in the event Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                    (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                         I. the total amount, if any, received or receivable by
the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         II. the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein

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for a subsequent adjustment of such number) issuable upon the exercise of such
Options or the conversion or exchange of such Convertible Securities.

               (vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which consist of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Class B Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

          (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Class B Original Issue Date effect a subdivision of the outstanding Common Stock, the Class B Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Class B Original Issue Date combine the outstanding shares of Common Stock, the Class B Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Class B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Class B Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Class B Conversion Price then in effect by a fraction:

               (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Class B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Class B Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Class B Preferred simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Class B Preferred had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Class B Preferred which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

          (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Class B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Class B Preferred shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Class B Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Class B Preferred; provided, however, that no such adjustment shall be made if the holders of Class B Preferred simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Class B Preferred had been converted into Common Stock on the date of such event.

          (h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 6(j), if there shall occur any reorganization, recapitalization, consolidation or merger involving the Corporation in which the Common Stock (but not the Class B Preferred) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, consolidation or merger, each share of Class B Preferred shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Class B Preferred immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Class B Preferred, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Class B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Class B Preferred.

          (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Class B Preferred against impairment.

          (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Class B Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class B Preferred, furnish or cause to be furnished to such holder a certificate setting forth (i) the Class B Conversion Price then in effect, and
(ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Class B Preferred.

          (k)  Notice of Record Date.  In the event:

               (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Class B Preferred) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

               (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

               (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will mail or cause to be mailed to the holders of the Class B Preferred a notice specifying, as the case may be,
(i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Class B Preferred) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the record date or effective date for the event specified in such notice.

     5.  Mandatory Conversion of the Class B Preferred.

          (a) Upon the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities

Act of 1933, as amended (the "Securities Act") for which the aggregate gross proceeds attributable to sales for the account of the Corporation exceed $20,000,000 (the "Mandatory Conversion Date"), (i) all outstanding shares of Class B Preferred shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Class B Preferred, and all provisions included under the caption "Class B Convertible Preferred Stock", and all references to the Class B Preferred, shall be deleted and shall be of no further force or effect.

          (b) All holders of record of shares of Class B Preferred shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Class B Preferred pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Class B Preferred at such holder's address last shown on the records of the transfer agent for the Class B Preferred (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Class B Preferred shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding shares of Class B Preferred shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Class B Preferred so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Class B Preferred has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Class B Preferred, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (c) All certificates evidencing shares of Class B Preferred which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Class B Preferred represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Class B Preferred may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Preferred accordingly.

     6.  Redemptions.

          (a) Optional Redemptions. The Corporation may at any time and from time to time redeem all or any portion of the shares of Class A Preferred then outstanding. Upon any such redemption, the Corporation shall pay a price per share of Class A Preferred equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). No redemption pursuant to this Section may be made for less than 1,000 shares (or such lesser number of shares then outstanding).

          (b) Redemption After Public Offering. The Corporation shall, at the request (by written notice given to the Corporation) of the holders of a majority of the outstanding shares of Class A Preferred, apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem shares of Class A Preferred at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than five days after the Corporation's receipt of such proceeds.

          (c) Redemption of Class B Preferred. If at any time, whether pursuant to Section 6(a) hereof or otherwise (except for the redemption of Class A Preferred pursuant to Section 6(b) hereof), the Corporation's Board of Directors approves the redemption or repurchase of any shares of the Corporation's capital stock, the Corporation shall promptly notify the holders of Class B Preferred in writing of the terms of such redemption (a "Triggering Redemption") and shall offer to redeem all or any portion of each holder's Class B Preferred on terms and conditions substantially similar to the Triggering Redemption. For a period of twenty (20) days from the delivery of such notice, each holder of Class B Preferred shall have the right to accept such offer by delivery of a written acceptance to the Corporation.

          (d) Redemption Payments. For each share of Preferred Stock (a "Share," or collectively, the "Shares") which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued but unpaid dividends thereon).

          (e) Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any shares of Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

          (f) Determination of the Number of Each Holder's Shares to be Redeemed. The number of Shares of Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Class A Shares or Class B Shares, as the case may be, to be redeemed times a fraction, the numerator of which shall be the total number of Class A Shares or Class B Shares, as the case may be, then held by such holder and the denominator of which shall be the total number of Class A Shares or Class B Shares, as the case may be, then outstanding.

          (g) Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

          (h) Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          (i) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Preferred Stock, except as expressly authorized herein.

          (j)  Special Redemptions.

               (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the shares of each class of Preferred Stock then outstanding may require the Corporation to redeem all or any portion of such class of Preferred Stock owned by such holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and
(b) five days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Preferred Stock owned by such holder.

     Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporate prior to the consummation of the transaction.

     The term "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock and Preferred Stock as of the date of the Purchase Agreement, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

               (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Preferred Stock not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the shares of each class of Preferred Stock then outstanding, may require the Corporation to redeem all or any portion of the class of Preferred Stock owned by such holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Preferred Stock owned by such holder.

     Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

     The term "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

     7. Voting Rights. Each holder of outstanding shares of Class B Preferred shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Class B Preferred held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, holders of Class B Preferred shall vote together with the holders of Common Stock as a single class. Except as otherwise provided herein and as otherwise required by applicable law, the Class A Preferred shall have no voting rights; provided that each holder of Class A Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

     8. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

     9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and delivery in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     10.  Definitions.

     "Change in Ownership" has the meaning set forth in Section 6(j) hereof.

     "Common Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Fundamental Change" has the meaning set forth in Section 6(j) hereof.

     "Liquidation Value" of any share of Preferred Stock as of any particular date shall be equal to (i) in the case of shares of the Class A Preferred, $1,000.00 (One Thousand Dollars) and (ii) in the case of shares of the Class B Preferred, $10.00 (Ten Dollars), subject, with respect to clauses (i) and (ii), to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such class of Preferred Stock.

     "Management Agreements" has the meaning specified in the Purchase
Agreement.

     "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force.

     "Purchase Agreement" means the Purchase Agreement, dated as of March 23, 1999, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

     "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any

Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

     11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Part B without the prior written consent of the holders of a majority of the outstanding shares of the Class A Preferred. The prior written consent of the holders of a majority of the outstanding shares of the Class B Preferred shall be required for any amendment, modification or waiver with respect to any provision of Part B only if the rights and preferences of the Class B Preferred are adversely affected thereby.

     12. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     SIXTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws.

     SEVENTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     EIGHTH:

     1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

     3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee,
(ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section
4. The Indemnitee shall have the right to employ his own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation,
(ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify the Indemnitee under this Article for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

     5. Advance of Expenses. Subject to the provisions of Section 6 of this Article EIGHTH, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article EIGHTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by the Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and further provided that no such advancement of expenses shall be made if it is determined (in the manner described in Section
6) that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

     6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 of this Article EIGHTH the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of the Indemnitee is proper because the Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c), if there are no disinterested directors, or if disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

     7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to
Section 6 of this Article EIGHTH that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     8. Limitations. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 of the Article EIGHTH, the Corporation shall not indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     9. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     10. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     13. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     14. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     15.  Definitions.  Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

     16. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

     NINTH:  The Corporation is to have a perpetual existence.

     TENTH: Meetings of stockholders may be held within or outside of the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

     ELEVENTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 26th day of May, 2000.

                              ZEFER CORP.


                              By:  /s/  Sean W. Mullaney
                                  --------------------------------------
                                   Name:  Sean W. Mullaney
                                   Title: Executive Vice President and
                                          Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                             WAITE & COMPANY, INC.
                         (A MASSACHUSETTS CORPORATION)

                                      INTO

                                  ZEFER CORP.
                            (A DELAWARE CORPORATION)

          ZEFER Corp., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

          1. That the Corporation was incorporated on the 18th day of March, 1999, pursuant to the Delaware General Corporation Law.

          2. That the Corporation owns in excess of ninety percent (90%) of the outstanding shares of common stock of Waite & Company, Inc. ("Waite & Company"), a corporation incorporated on the 27th day of November, 1995, under the laws of the Commonwealth of Massachusetts.

          3. That the following resolutions were adopted in accordance with Sections 141 and 253 of the Delaware General Corporation Law and Massachusetts General Laws, Chapter 156B, Section 82, at a Meeting of the Board of Directors on July 26, 2000:

RESOLVED:      That, pursuant to Massachusetts General Laws, Chapter 156B,
               Section 82, and Section 253 of the Delaware General Corporation
               Law, the Corporation be, and hereby is, authorized to merge Waite
               & Company, Inc. ("Waite & Company"), a Massachusetts corporation of which the Corporation owns not less than ninety percent (90%) of the outstanding shares of each class of stock, with and into the Corporation (the "Merger"), with the Corporation continuing as the surviving corporation; and that, at the effective time of the Merger, (i) each outstanding share of common stock of Waite &
               Company (the "Waite Shares"), shall cease to exist and shall be cancelled without payment of any consideration therefor, and (ii) the Certificate of Incorporation and By-Laws of the Corporation shall be the Certificate of Incorporation and By-Laws of the Corporation after the Merger.

FURTHER
RESOLVED:      That the Board of Directors hereby determines that the Merger is
--------       in the best interests of the Corporation and its stockholders.

FURTHER
RESOLVED:      That the President, the Treasurer or the Secretary of the
--------       Corporation be, and each of them acting alone hereby is,
               authorized, in the name and on behalf of the Corporation, to prepare and file (i) Articles of Merger with respect to the Merger (the "Articles of Merger") with the Secretary of State of the Commonwealth of Massachusetts, (ii) a Certificate of Ownership and Merger (the "Certificate of Ownership and Merger") with the Secretary of State of Delaware and (iii) any additional document required under Massachusetts General Laws, Chapter 156B, or the Delaware General Corporation Law as they or any of them may deem necessary or advisable to effect the Merger.

FURTHER
RESOLVED:      That the Merger shall be effective upon the filing of the
--------       Articles of Merger with the Secretary of State of the
               Commonwealth of Massachusetts and the Certificate of Ownership and Merger with the Secretary of State of Delaware.


        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its authorized officer this 26th day of July, 2000.

                                    ZEFER Corp.

                                    By:        /s/ Sean W. Mullaney
                                         -------------------------------------
                                         Sean W. Mullaney
                                         Secretary

                             CERTIFICATE OF MERGER
                                       OF

                             ZEFER Corp. Northeast
                            (a Delaware corporation)

                                      AND

                             ZEFER Corp. West, LLC
                    (a California limited liability company)

                                 WITH AND INTO

                                  ZEFER Corp.
                            (a Delaware corporation)

     ZEFER Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:  That the name and state of organization of each of the constituent
     -----
business entities of the merger are as follows:

     Name                       State of Organization
     ----                       ---------------------

     ZEFER Corp.                Delaware

     ZEFER Corp. Northeast      Delaware

     ZEFER Corp. West, LLC      California

     SECOND:  That an Agreement and Plan of Merger (the "Merger Agreement")
     ------
among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent business entities in accordance with the requirements of Sections 251(c) and 264(c) of the General Corporation Law of the State of Delaware and Sections 17552 and 17555 of the California Limited Liability Company Act.

     THIRD:  That the name of the surviving corporation of the merger is ZEFER
     -----
Corp.

     FOURTH:  That the Certificate of Incorporation, as amended, of ZEFER Corp.,
     ------
a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:  That the executed Merger Agreement is on file at the principal
     -----
place of business of the surviving corporation. The address of said principal place of business is 711 Atlantic Avenue, Boston, Massachusetts 02111.

     SIXTH:  That a copy of the Merger Agreement will be furnished by the
     -----
surviving corporation upon request and without cost to any member or stockholder of any constituent business entity.

     SEVENTH:  That this Certificate of Merger shall be effective at 11:59 p.m.
     -------
on August 1, 2000.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, ZEFER Corp. has caused this Certificate to be executed by its Secretary this 26th day of July 2000.


                                    ZEFER Corp.
                                    (a Delaware corporation)

                                    By:    /s/ Sean W. Mullaney
                                       -----------------------------
                                       Name:  Sean W. Mullaney
                                       Title: Secretary

                                      -3-